CS FIRST BOSTON                                                                           Exhibit 20          Page 1
                                                       AUTOFINANCE GROUP, INC.

                                      MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                              October 1, 1997 through October 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                            $40,005,810.14
(B) Class A Certificate Ownership Interest of the Trust                                          90.00%
(C) Original Class A Certificate Balance                                                $36,005,229.12
(D) Class A Certificate Rate                                                                      5.45%
(E) Class B Certificate Ownership Interest of the Trust                                           6.00%
(F) Original Class B Certificate Balance                                                 $2,400,348.60
(G) Class B Certificate Rate                                                                      5.80%
(H) Original Class C Certificate Balance                                                 $1,600,232.42
(I) Class C Certificate Rate                                                                      0.00%
(J) Servicing Fee Rate                                                                            3.50%
(K) Original Weighted Average Coupon (WAC)                                                       20.20%
(L) Original Weighted Average Remaining Term (WAM)                                               51.66 months
(M) Number of Contracts                                                                          3,332
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                            4.00%
    (ii)  Specified SA Balance                                                           $1,506,396.31
    (iii) Floor Amount                                                                      800,116.20

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                        Total Trust
                                                                                     -------------------
(A) Total Portfolio Outstanding                                                         $16,083,781.32
(B) Total Portfolio Pool Factor                                                              0.4020361
(C) Class A Certificate Balance                                                         $14,475,403.19
(D) Class A Principal Factor                                                                 0.4020361
(E) Class B Certificate Balance                                                            $965,026.88
(F) Class B Principal Factor                                                                 0.4020361
(G) Class C Certificate Balance                                                            $643,351.26
(H) Spread Account Balance                                                                1,600,232.41
(I) Payahead Account Balance                                                                124,613.87
(J) Cumulative Accrued Servicing Fee Balance                                                 61,462.92
(K) Cumulative Net Losses for All Prior Periods                                           4,247,458.14
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                         20.03%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                 32.88 months
(N) Number of Contracts                                                                          1,837

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                      $713,478.63
    (ii)  Interest Payments Received                                                        267,001.60
    (iii) Repurchased Loan Principal                                                              0.00
    (iv)  Repurchased Loan Interest                                                               0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                        0.00
(C) Amount Applied From Payahead Account                                                     59,094.09
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                         20.02%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                             31.94 months
(F) Remaining Number of Contracts                                                                1,780
(G) Delinquent Contracts
                                                      Contracts                           Amount
                                                    ------------   -----------------------------------------------
    (i)   30-59 Days Delinquent                             38           2.13%              $320,603.21      2.13%
    (ii)  60-89 Days Delinquent                              0           0.00%                     0.00      0.00%
    (iii) 90 Days or More Delinquent                         0           0.00%                     0.00      0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                             $132,189.41
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                $306,339.56
    (ii)  Net Liquidation Proceeds Received During the Collection Period                    114,978.54
    (iii) Recoveries on Previously Liquidated Contracts                                      59,171.61
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                           32


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated February
1, 1996, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                                Controller                                         11/10/97
--------------------------------------------------------------                               -----------------
Signature                                          Title                                     Date


CS FIRST BOSTON                                                                                          Exhibit 20         Page 2
                                               AUTOFINANCE GROUP, INC.

                             MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                      October 1, 1997 through October 31, 1997
I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                    $713,478.63
(B) Interest Payments Received (C(A)ii)                                                                     267,001.60
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                174,150.15
(D) Principal on Repurchased Contracts (C(A)iii)                                                                  0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                    0.00
                                                                                                    --------------------
(F) Total Collections (A+B+C+D+E)                                                                        $1,154,630.38

                                                                                                    --------------------
(H) Total Available Amount (F+G)                                                                         $1,154,630.38

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                    $713,478.63
(B) Principal on Repurchased Contracts (C(A)iii)                                                                  0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                               306,339.56
                                                                                                    --------------------
(D) Total Principal Reduction (A+B+C)                                                                    $1,019,818.19

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                      $65,742.46
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                         917,836.37
                                                                                                    --------------------
    (iii) Total Distributable Amount (i+ii)                                                                $983,578.83

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                       $4,664.30
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                          61,189.09
                                                                                                    --------------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                            $65,853.39

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                           $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                                   40,792.73
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                               17,494.40
                                                                                                    --------------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                             $58,287.13

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                           $46,911.03

(I) Required Distributions
    (i)   Servicing Fee                                                                                     $46,911.03
    (ii)  Class A Amount (II(E)iii)                                                                         983,578.83
    (iii) Class B Amount (II(F)iii)                                                                          65,853.39
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                     0.00
    (v)   Amount Applied to Accrued Servicing Fee                                                            58,287.13
    (vi)  Class C Amount (VI(A))                                                                                  0.00
    (vii) Excess Collections (VI(B))                                                                              0.00
                                                                                                    --------------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                                $1,154,630.38

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                         $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                        $124,613.87
(B) Amounts Applied to Payahead Account (C(B))                                                                    0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                           59,094.09
(D) Ending Period Balance                                                                                   $65,519.78

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                   Begin. of Period                      End of Period
(A) Balances and Principal Factors                              --------------------                --------------------
    (i)    Total Pool Balance                                        $16,083,781.32                     $15,063,963.13
    (ii)   Total Pool Factor                                              0.4020361                          0.3765444
    (iii)  Receivables Balance                                        16,083,781.32                      15,063,963.13

    (v)    Class A Certificate Balance                               $14,475,403.19                     $13,557,566.82
    (vi)   Class A Principal Factor                                       0.4020361                          0.3765444
    (vii)  Class B Certificate Balance                                  $965,026.88                        $903,837.79
    (viii) Class B Principal Factor                                       0.4020361                          0.3765444
    (ix)   Class C Certificate Balance                                  $643,351.26                        $602,558.53

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                       20.03%                             20.02%
    (ii)  Weighted Average Remaining Maturity (WAM)                           32.88 months                       31.94 months
    (iii) Remaining Number of Contracts                                       1,837                              1,780

CS FIRST BOSTON                                                                         Exhibit 20                 Page 3
                                                          AUTOFINANCE GROUP, INC.

                                        MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                                 October 1, 1997 through October 31, 1997

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")

(A) Beginning SA Balance (B(H))                                                                $1,600,232.41

(B) Draw for Class A Distributable Amount and Servicing Fee                                             0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                               0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                         58,287.13
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                         -----------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                  $1,658,519.54

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                 $1,600,232.41

(G) Ending Spread Account Balance (Min(E,F))                                                   $1,600,232.41

(H) Release from SSA, amount applied to Accrued Servicing Fees                                     58,287.13

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                     $0.00
(B) Release from SSA                                                                                    0.00
                                                                                            -----------------
(C)  Total Distribution to Class C Certificateholder                                                   $0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                  $132,189.41
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                              $306,339.56
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                 114,978.54
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                  59,171.61
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                         4,379,647.55

(D) Delinquent and Repossessed Contracts
                                                                          Contracts               Amount
                                                                          -------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                       38     2.13%       $320,603.21          2.13%
    (ii)  60-89 Days Delinquent (C(G)ii)                                       0     0.00%              0.00          0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                 0     0.00%              0.00          0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))    32     1.80%        258,842.79          1.72%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                            8.11%
    (ii)  Preceding Collection Period                                                                   8.61%
    (iii) Current Collection Period                                                                     9.86%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                           8.86%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the Balance of Contracts
       Repossessed and not yet Charged-off to the Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                            2.88%
    (ii)  Preceding Collection Period                                                                   2.63%
    (iii) Current Collection Period                                                                     1.72%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                           2.41%

(C) Loss and Delinquency Trigger Indicator                                                    Trigger Was Hit!!


(D) Unpaid Servicing Fee                                                                                $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                 $3,175.79

                                                                                Exhibit 20              Page 4
                                             AFG Receivables Trust, 1996-A
                                          5.45% Asset Backed Certificates
                                      Statement to Class A Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of February 1, 1996)

Distribution Date:         November 17, 1997

Collection Period:         October 1, 1997 through October 31, 1997

Period (Month)                    21

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                       $         63.41

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                        $          4.54

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                   $ 15,063,963.13

Total Available Amount                                                                                $  1,154,630.38

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                       $          7.27

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                     $          6.54

Unpaid Servicing Fee                                                                                  $          0.00

Ending Cumulative Accrued Servicing Fee Balance                                                       $      3,175.79

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                              $          0.00

Class A Principal Carryover Shortfall                                                                 $          0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                  $          0.00

Class A Interest Carryover Shortfall                                                                  $          0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                   $          0.00

Class A Certificate Factor as of the Distribution Date                                                      0.3765444

Class A Certificate Balance as of the Distribution Date                                               $ 13,557,566.82

Class B Certificate Factor as of the Distribution Date                                                      0.3765444

Class B Certificate Balance as of the Distribution Date                                               $    903,837.79

Class C Certificate Balance as of the Distribution Date                                               $    602,558.53

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                         $          0.00

Balance of the Spread Account on the Distribution Date                                                $  1,600,232.41

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                $         (0.00)

Balance of the Payahead Account                                                                       $     65,519.78

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                $    (59,094.09)

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                      70

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                     $    579,446.00

                                                                                                     Exhibit 20   Page 5
                                                      AFG 1996-A Grantor Trust
                                                   5.80% Asset Backed Certificates
                                               Statement to Class B Certificateholders
                                       (Pursuant to Section 14.10 of the Pooling and Servicing
                                               Agreement dated as of February 1, 1996)


Distribution Date:            November 17, 1997

Collection Period:            October 1, 1997 through October 31, 1997



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                 $         63.41

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                  $          4.83

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                             $ 15,063,963.13

Total Available Amount                                                                                          $  1,154,630.38

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                 $        109.01

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                               $          6.54

Unpaid Servicing Fee                                                                                            $          0.00

Ending Cumulative Accrued Servicing Fee Balance                                                                 $      3,175.79

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                        $          0.00

Class B Principal Carryover Shortfall                                                                           $          0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                            $          0.00

Class B Interest Carryover Shortfall                                                                            $          0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                             $          0.00

Class A Certificate Factor as of the Distribution Date                                                                0.3765444

Class A Certificate Balance as of the Distribution Date                                                         $ 13,557,566.82

Class B Certificate Factor as of the Distribution Date                                                                0.3765444

Class B Certificate Balance as of the Distribution Date                                                         $    903,837.79

Class C Certificate Balance as of the Distribution Date                                                         $    602,558.53

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                                   $          0.00

Balance of the Spread Account on the Distribution Date                                                          $  1,600,232.41

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                          $         (0.00)

Balance of the Payahead Account                                                                                 $     65,519.78

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                          $    (59,094.09)

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                                70

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                               $    579,446.00